Exhibit 10.2

OMNIBUS AGREEMENT

AMONG

EXMAR NV

EXMAR ENERGY PARTNERS LP

EXMAR GENERAL PARTNER LIMITED

AND

EXMAR ENERGY HONG KONG LTD.

TABLE OF CONTENTS

ARTICLE I
DEFINITIONS

Section 1.1	Definitions	1

ARTICLE II
FIVE-YEAR VESSEL RESTRICTED BUSINESS OPPORTUNITIES

Section 2.1	Five-Year Vessel Restricted Businesses	5
Section 2.2	Permitted Exceptions	5

ARTICLE III
NON-FIVE-YEAR VESSEL RESTRICTED BUSINESS OPPORTUNITIES

Section 3.1	Non-Five-Year Vessel Restricted Businesses	6
Section 3.2	Permitted Exceptions	6

ARTICLE IV
BUSINESS OPPORTUNITIES PROCEDURES

Section 4.1	Procedures	7
Section 4.2	Scope of Prohibition	9
Section 4.3	Enforcement	9

ARTICLE V
RIGHTS OF FIRST OFFER

Section 5.1	Rights of First Offer	10
Section 5.2	Procedures for Rights of First Offer	10

ARTICLE VI
CARIBBEAN FLNG INTERESTS PURCHASE OPTION

Section 6.1	Option to Purchase the Caribbean FLNG Interests	11
Section 6.2	Procedures	12

ARTICLE VII
EXCEL INTERESTS PURCHASE OPTION

Section 7.1	Option to Purchase the Excel Interests	14
Section 7.2	Procedures	14

ARTICLE VIII
INDEMNIFICATION

Section 8.1	Exmar Indemnification	16
Section 8.2	Indemnification Procedures	16

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OMNIBUS AGREEMENT

THIS OMNIBUS AGREEMENT is entered into on, and effective as of, the Closing Date (as defined herein), among Exmar NV, a limited liability company organized under the laws of Belgium (“Exmar”), Exmar Energy Partners LP, a limited partnership organized under the laws of the Republic of the Marshall Islands (the “MLP”), Exmar General Partner Limited, a limited liability company organized under the laws of Hong Kong and the general partner of the MLP (including any permitted successors and assigns under the MLP Agreement (as defined herein)) (the “General Partner”), and Exmar Energy Hong Kong Ltd., a limited company organized under the laws of Hong Kong (the “Operating Company”).

R E C I T A L S:

1.                                      The Parties desire by their execution of this Agreement to evidence their understanding, as more fully set forth in Articles II and IV, with respect to (a) those business opportunities that the Exmar Entities (as defined herein) will not pursue during the term of this Agreement and (b) the procedures whereby such business opportunities are to be offered to the Partnership Group (as defined herein) and accepted or declined.

2.                                      The Parties desire by their execution of this Agreement to evidence their understanding, as more fully set forth in Articles III and IV, with respect to (a) those business opportunities that the Partnership Group will not pursue during the term of this Agreement and (b) the procedures whereby such business opportunities are to be offered to Exmar and accepted or declined.

3.                                      The Parties desire by their execution of this Agreement to evidence their understanding, as more fully set forth in Article V, with respect to (a) Exmar’s right of first offer relating to Five-Year Vessels (as defined herein) or Non-Five-Year Vessels (as defined herein) owned by the MLP and (b) the MLP’s right of first offer relating to Five-Year Vessels that Exmar might own.

4.                                      The Parties desire by their execution of this Agreement to evidence their understanding, as more fully set forth in Articles VI and VII, with respect to the rights of the MLP to purchase the Caribbean FLNG Interests and the Excel Interests (each as defined herein).

5.                                      The Parties desire by their execution of this Agreement to evidence their understanding, as more fully set forth in Section 6.2(c)(ii), Section 7.2(c)(ii) and Article VIII, with respect to certain indemnification obligations of Exmar.

In consideration of the premises and the covenants, conditions, and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1                                    Definitions.  As used in this Agreement, the following terms shall have the respective meanings set forth below:

“Acquiring Party” has the meaning given such term in Section 4.1.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question.  As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of Voting Securities, by contract or otherwise.

“Agreement” means this Omnibus Agreement, as it may be amended, modified, or supplemented from time to time in accordance with Section 9.6 hereof.

“Applicable Caribbean FLNG Interests” has the meaning given such term in Section 6.1(a).

“Board” means the Board of Directors of the MLP.

“Break-up Costs” means the aggregate amount of any and all additional taxes, flag administration, financing, hedging, legal and other similar costs (except with respect to Section 2.2(b) where Break-up Costs shall be deemed to include only administrative costs associated with transfer and re-flagging, including related legal costs) to (a) the Exmar Entities that would be required to transfer Five-Year Vessels acquired by the Exmar Entities as part of a larger transaction to a Partnership Group Member pursuant to Sections 2.2(b) or 2.2(d)(i), or (b) the Partnership Group that would be required to transfer Non-Five-Year Vessels acquired by the Partnership Group as part of a larger transaction to an Exmar Entity pursuant to Section 3.2(b)(i).

“Caribbean FLNG” means the newbuild FLNG that will operate under a 15-year contract (tolling agreement) with Pacific Rubiales Energy Corp., an independent oil and gas exploration company in Columbia, and will be located off the Colombian Caribbean coast.

“Caribbean FLNG Interests” means all of Exmar’s rights, title and interests in Caribbean FLNG Infrastructure Colombia S.A.S., a company organized under the laws of Hong Kong, and the owner of the Caribbean FLNG and interests in any other Exmar Entity holding interests in the Caribbean FLNG and including any charters or other agreements then in effect relating to the operation of the Caribbean FLNG.  For the avoidance of doubt, it is understood by the parties that Exmar has granted to Pacific Rubiales Energy Corp. an option to purchase up to 10% of Caribbean FLNG Infrastructure Colombia S.A.S., which option expires at delivery of the Caribbean FLNG in Colombia. For the purpose of this definition, “delivery” is understood to take place after full commissioning of the unit on location.

“Change of Control” means, with respect to any Person (the “Applicable Person”), any of the following events: (a) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the Applicable Person’s assets to any other Person, unless immediately following such sale, lease, exchange or other transfer such assets are owned, directly or indirectly, by the Applicable Person; (b) the consolidation or merger of the Applicable Person with or into another Person pursuant to a transaction in which the outstanding Voting Securities of the

Applicable Person are changed into or exchanged for cash, securities or other property, other than any such transaction where (i) the outstanding Voting Securities of the Applicable Person are changed into or exchanged for Voting Securities of the surviving Person or its parent and (ii) the holders of the Voting Securities of the Applicable Person immediately prior to such transaction own, directly or indirectly, not less than a majority of the outstanding Voting Securities of the surviving Person or its parent immediately after such transaction; and (c) a “person” or “group” (within the meaning of Sections 13(d) or 14(d)(2) of the Exchange Act), other than Exmar and its Affiliates with respect to the General Partner, being or becoming the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of more than 50% of all of the then outstanding Voting Securities of the Applicable Person, except in a merger or consolidation which would not constitute a Change of Control under clause (b) above.

“Closing Date” means the date of the closing of the initial public offering of common units representing limited partner interests in the MLP.

“Conflicts Committee” means the Conflicts Committee of the Board of Directors.

“Contribution Assets” has the meaning given such term in Section 8.1.

“Excel” means the LNG carrier delivered in 2003 that is jointly owned with Mitsui O.S.K. Lines, Ltd.

“Excel Interests” means all of Exmar’s rights, title and interests in the Excel, including interests in any entity holding interests in the Excel and including any charters or other agreements relating to the operation of the Excel then in effect.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exmar Entities” means Exmar and any Person controlled, directly or indirectly, by Exmar, other than the Partnership Entities.

“Exmar Potential Transferee” has the meaning given such term in Section 5.2(b).

“Exmar Sale Assets” has the meaning given such term in Section 5.2(b).

“Exmar Transfer Notice” has the meaning given such term in Section 5.2(b).

“Exmar Transferring Party” has the meaning given such term in Section 5.2(b).

“First Offer Negotiation Period” has the meaning given such term in Section 5.2(c).

“Five-Year Vessel” means any floating LNG infrastructure asset operating under a charter with a firm term of five or more years, together with the related charter.  For the avoidance of doubt, any vessel that has not yet been built or contracted to be built that has, prior to the execution of any newbuilding contract, secured a charter with a firm term of five or more years, shall become a Five-Year Vessel upon commencement of its operations.

“FLNG” means a floating liquefied natural gas unit.

“General Partner” is defined in the introduction to this Agreement.

“Losses” means losses, damages, liabilities, claims, demands, causes of action, judgments, settlements, fines, penalties, costs and expenses (including, without limitation, court costs and reasonable attorneys’ and experts’ fees) of any and every kind or character; provided, however, that such term shall not include any special, indirect, incidental or consequential damages.

“MLP” is defined in the introduction to this Agreement.

“MLP Agreement” means the First Amended and Restated Agreement of Limited Partnership of the MLP, dated as of                                                            , 2014, as such agreement is in effect on the Closing Date, to which reference is hereby made for all purposes of this Agreement.  No amendment or modification to the MLP Agreement subsequent to the Closing Date shall be given effect for purposes of this Agreement unless consented to by each of the Parties.

“Non-Five-Year Vessel” means any floating LNG infrastructure asset that is not a Five-Year Vessel.  For the avoidance of doubt, a Non-Five-Year Vessel shall include any vessel that has not yet been built or contracted to be built that has, prior to the execution of any newbuilding contract, secured a charter with a firm term of five or more years (and any such vessel shall be deemed to have been put under charter for five or more years at the time any such vessel commences operations).

“Offer” has the meaning given such term in Section 4.1.

“Offered Assets” has the meaning given such term in Section 4.1.

“Offeree” has the meaning given such term in Section 4.1.

“Offer Period” has the meaning given such term in Section 4.1.

“Parties” means the parties to this Agreement and their successors and permitted assigns.

“Partnership Entities” means the General Partner, the MLP and any Person controlled by any such entity.

“Partnership Group” means the MLP and any Person controlled by any such entity.

“Partnership Group Member” means any Person in the Partnership Group.

“Partnership Potential Transferee” has the meaning given such term in Section 5.2(a).

“Partnership Sale Assets” has the meaning given such term in Section 5.2(a).

“Partnership Transfer Notice” has the meaning given such term in Section 5.2(a).

“Partnership Transferring Party” has the meaning given such term in Section 5.2(a).

“Person” means an individual, corporation, partnership, joint venture, trust, limited liability company, unincorporated organization or any other entity.

“Potential Transferee” has the meaning given such term in Section 5.2(b).

“Sale Assets” has the meaning given such term in Section 5.2(b).

“Transfer” means any transfer, assignment, sale or other disposition of any Non-Five-Year Vessel by an Exmar Entity or of any Five-Year Vessel or Non-Five-Year Vessel by a Partnership Group Member; provided, however, that such term shall not include: (a) transfers, assignments, sales or other dispositions from an Exmar Entity to another Exmar Entity, or from a Partnership Group Member to another Partnership Group Member; (b) transfers, assignments, sales or other dispositions pursuant to the terms of any related charter or other agreement with a charter party; (c) transfers, assignments, sales or other dispositions pursuant to the terms of any related joint venture agreement or other agreement with a joint venture partner; (d) transfers, assignments, sales or other dispositions pursuant to Articles II or III of this Agreement; or (e) grants of security interests in or mortgages or liens on such Five-Year Vessels or Non-Five-Year Vessels in favor of a bona fide third party lender and the foreclosing of any such security interest, mortgage or lien or other exercise of remedies by a bona fide third party lender.

“Transfer Notice” has the meaning given such term in Section 5.2(b).

“Transferring Party” has the meaning given such term in Section 5.2(b).

“Voting Securities” means securities of any class of Person entitling the holders thereof to vote in the election of members of the board of directors or other similar governing body of the Person.

ARTICLE II
FIVE-YEAR VESSEL RESTRICTED BUSINESS OPPORTUNITIES

Section 2.1                                    Five-Year Vessel Restricted Businesses.  Subject to Section 9.4 and except as permitted by Section 2.2, each of the Exmar Entities shall be prohibited from acquiring, owning, operating or chartering Five-Year Vessels.

Section 2.2                                    Permitted Exceptions.  Notwithstanding any provision of Section 2.1 to the contrary, the restrictions in this Agreement shall not prevent any Exmar Entity from:

(a)                                 acquiring, owning, operating or chartering any Non-Five-Year Vessel;

(b)                                 acquiring one or more Five-Year Vessels if such Exmar Entity offers to sell the vessel to the MLP for the acquisition price plus any Break-up Costs in accordance with the procedures set forth in Section 4.1;

(c)                                  putting a Non-Five-Year Vessel under charter for five or more years if such Exmar Entity offers to sell the vessel to the MLP for fair market value (x) after the time it becomes a Five-Year Vessel and (y) at each renewal or extension of that charter for five or more years, in each case in accordance with the procedures set forth in Section 4.1;

(d)                                 acquiring one or more Five-Year Vessels as part of the acquisition of a controlling interest in a business or package of assets and owning, operating or chartering such Five-Year Vessel(s); provided, however, that:

(i)                                     if less than 50% of the value of the business or assets acquired is attributable to Five-Year Vessels, as determined in good faith by Exmar, the Exmar Entity must offer to sell such Five-Year Vessel(s) to the MLP for their fair market value plus any Break-up Costs in accordance with the procedures set forth in Section 4.1; and

(ii)                                  if 50% or more of the value of the business or assets acquired is attributable to Five-Year Vessels, as determined in good faith by Exmar, Exmar shall notify the MLP of the proposed acquisition in writing.  The MLP shall, not later than the 10th calendar day following receipt of such notice, notify Exmar if it or any other Partnership Group Member wishes to acquire any Five-Year Vessel forming part of that business or package of assets in cooperation and simultaneously with the Exmar Entity acquiring the Non-Five-Year Vessels forming part of that business or package of assets.  If the MLP does not notify Exmar of its intent to pursue the acquisition within such 10 calendar days, the Exmar Entity may proceed with the acquisition and then offer to sell such vessels to the MLP as provided in subsection (i) above;

(e)                                  acquiring a non-controlling interest in any company, business or pool of assets;

(f)                                   acquiring, owning, operating or chartering any Five-Year Vessel if the MLP does not fulfill its obligation to purchase such Five-Year Vessel in accordance with the terms of any existing or future agreement;

(g)                                  acquiring, owning, operating or chartering any Five-Year Vessel that is subject to an offer to purchase by a Partnership Group Member as described in paragraphs (b), (c) and (d) above, in each case pending the offer of such Five-Year Vessel to the MLP and the MLP’s determination pursuant to Section 4.1 whether to purchase the Five-Year Vessel and, if the MLP has determined to purchase or to cause any Partnership Group Member to purchase such Five-Year Vessel, pending the closing of such purchase;

(h)                                 providing management services relating to any vessel; or

(i)                                     acquiring, owning, operating or chartering any Five-Year Vessel if the MLP has previously advised Exmar that it consents to such acquisition, operation or charter.

ARTICLE III
NON-FIVE-YEAR VESSEL RESTRICTED BUSINESS OPPORTUNITIES

Section 3.1                                    Non-Five-Year Vessel Restricted Businesses.  Subject to Section 9.4 and except as permitted by Section 3.2, each Partnership Group Member shall be prohibited from acquiring, owning, operating or chartering Non-Five-Year Vessels.

Section 3.2                                    Permitted Exceptions.  Notwithstanding any provision of Section 3.1 to the contrary, the restrictions in this Agreement shall not prevent any Partnership Group Member from:

(a)                                 owning, operating or chartering any Non-Five-Year Vessel that was previously a Five-Year Vessel while owned by any Partnership Group Member;

(b)                                 acquiring one or more Non-Five-Year Vessels as part of the acquisition of a controlling interest in a business or package of assets and owning, operating or chartering those Non-Five-Year Vessels; provided, however, that:

(i)                                     if less than 50% of the value of the business or assets acquired is attributable to Non-Five-Year Vessels, as determined in good faith by the Board, such Partnership Group Member must offer to sell such Non-Five-Year Vessels to Exmar for their fair market value plus any applicable Break-up Costs in accordance with the procedures set forth in Section 4.1; and

(ii)                                  if 50% or more of the value of the business or assets acquired is attributable to Non-Five-Year Vessels, as determined in good faith by the Board, the MLP shall notify Exmar of the proposed acquisition in writing.  Exmar shall, not later than the 10th calendar day following receipt of such notice, notify the MLP if it or any other Exmar Entity wishes to acquire any Non-Five-Year Vessel forming part of that business or package of assets in cooperation and simultaneously with the Partnership Group Member acquiring the Five-Year Vessels forming part of that business or package of assets.  If Exmar does not notify the MLP of its intent to pursue the acquisition within such 10 calendar days, the Partnership Group Member may proceed with the acquisition and then offer to sell such Non-Five-Year Vessels to Exmar as provided in subsection (i) above;

(c)                                  acquiring, owning, operating or chartering any Non-Five-Year Vessel that is subject to an offer to purchase by an Exmar Entity as described in paragraph (b) above pending the offer of such Non-Five-Year Vessel to Exmar and Exmar’s determination pursuant to Section 4.1 whether to purchase the Five-Year Vessel and, if Exmar has determined to purchase or cause any Exmar Entity to purchase such Five-Year Vessel, pending the closing of such purchase; or

(d)                                 acquiring, owning, operating or chartering Non-Five-Year Vessels if Exmar has previously advised the MLP that it consents to such acquisition, ownership, operation or charter.

ARTICLE IV
BUSINESS OPPORTUNITIES PROCEDURES

Section 4.1                                    Procedures.  In the event that (x) a Partnership Group Member acquires, operates or puts under charter Non-Five-Year Vessels in accordance with Section 3.2(b)(i), or (y) an Exmar Entity acquires, operates or puts under charter Five-Year Vessels in accordance with Sections 2.2(b), 2.2(c) or 2.2(d)(i), then simultaneously or in any event not later than 30 calendar days after the consummation of the acquisition or the commencement of operations or charter, such acquiring Party (the “Acquiring Party”) shall notify (1) Exmar, in the case of an acquisition by a Partnership Group Member or (2) the Board, in the case of an acquisition by an Exmar Entity and offer such party to be notified (each an “Offeree”) the opportunity for any Exmar Entity or Partnership Group Member, as applicable, to purchase such Non-Five-Year Vessels or

Five-Year Vessels, as applicable (the “Offered Assets”), for their fair market value (or, in the case of an acquisition in accordance with Section 2.2(b), the acquisition price) plus, in the case of an acquisition in accordance with Sections 2.2(b), 2.2(d)(i) or 3.2(b)(i), any applicable Break-up Costs, in each case on commercially reasonable terms in accordance with this Section 4.1 (the “Offer”).  The Offer shall set forth the Acquiring Party’s proposed terms relating to the purchase of the Offered Assets by the applicable Exmar Entity or Partnership Group Member, including any liabilities to be assumed by the applicable Exmar Entity or Partnership Group Member as part of the Offer.  As soon as practicable after the Offer is made, the Acquiring Party will deliver to the Offeree all information prepared by or on behalf of or in the possession of such Acquiring Party relating to the Offered Assets and reasonably requested by the Offeree.  As soon as practicable, but in any event, within 30 calendar days after receipt of the Offer, the Offeree shall notify the Acquiring Party in writing that either:

(a)                                 Exmar has elected not to purchase (or not to cause any of its permitted Affiliates to purchase) or the Board has elected not to cause any Partnership Group Member to purchase, as applicable, such Offered Assets, in which event the Acquiring Party and its Affiliates shall, subject to the other terms of this Agreement (including Section 2.2(b)), be forever free, subject to the provisions of this Agreement, to continue to own, operate and charter such Offered Assets; or

(b)                                 Exmar has elected to purchase (or to cause any of its permitted Affiliates to purchase) or the Board has elected to cause any Partnership Group Member to purchase, as applicable, such Offered Assets, in which event the following procedures shall be followed:

(i)                                     After the receipt of the Offer by the Offeree, the Acquiring Party and the Offeree shall negotiate in good faith regarding the fair market value (and any applicable Break-up Costs) of the Offered Assets that are subject to the Offer and the other terms of the Offer on which the Offered Assets will be sold to the applicable Exmar Entity or Partnership Group Member.  If the Acquiring Party and the Offeree agree on the fair market value (and any applicable Break-up Costs) of the Offered Assets that are subject to the Offer and the other terms of the Offer during the 30-day period (the “Offer Period”) after receipt by the Acquiring Party of Exmar’s election to purchase (or election to cause any of its permitted Affiliates to purchase) or of the Board’s election to cause any Partnership Group Member to purchase, as applicable, the Offered Assets, Exmar shall purchase (or cause any of its permitted Affiliates to purchase) or the Board shall cause any Partnership Group Member to purchase, as applicable, the Offered Assets on such terms as soon as commercially practicable after such agreement has been reached.

(ii)                                  If the Acquiring Party and the Offeree are unable to agree on the fair market value (and any applicable Break-up Costs) of the Offered Assets that are subject to the Offer or on any other terms of the Offer during the Offer Period, the Acquiring Party and the Offeree will engage a mutually-agreed-upon investment banking firm, ship broker or other expert advisor prior to the end of the Offer Period to determine the fair market value of the Offered Assets and/or the other terms on which the Acquiring Party and the Offeree are unable to agree.  In determining the fair market value of the Offered Assets and other terms on which the Offered Assets are to be sold, the investment banking firm, ship broker or other expert advisor, as applicable, will have access to the proposed sale and purchase values and terms for the Offer submitted by the Acquiring Party and the Offeree, respectively, and to all information prepared by or on behalf of the Acquiring Party relating to the Offered Assets and reasonably requested by such investment banking firm, ship broker or other expert advisor.  Such investment banking firm, ship broker or other expert advisor will determine the fair market value (and any applicable Break-up Costs) of the Offered Assets and/or the other terms on which the Acquiring Party and the Offeree are unable to agree within 30 calendar days of its engagement and furnish the Acquiring Party and the Offeree its determination.  The fees and expenses of the investment banking firm, ship broker or other expert advisor, as applicable, will be divided equally between the Acquiring Party and the Offeree.  Upon receipt of such determination, the Offeree will have the option, but not the obligation:

(A)                               in the case that the Offeree is Exmar, to purchase or cause any of its permitted Affiliates to purchase, or in the case that the Offeree is the Board, to cause any Partnership Group Member to purchase the Offered Assets for the fair market value (and any applicable Break-up Costs), and on the other terms determined by the ship broker or investment banking firm, as soon as commercially practicable after determinations have been made; or

(B)                               in the case that the Offeree is Exmar, to elect not to cause any of its permitted Affiliates to purchase, or in the case that the Offeree is the Board, not to cause any Partnership Group Member to purchase such Offered Assets, in which event the Acquiring Party and its Affiliates shall, subject to the other terms of this Agreement, be forever free to continue to own and operate such Offered Assets.

Section 4.2                                    Scope of Prohibition.  If any Party or its Affiliates engages in the ownership or operation of Five-Year Vessels in the case of an Exmar Entity, or Non-Five-Year Vessels in the case of a Partnership Group Member, pursuant to any of the exceptions described in Sections 2.2 or 3.2, as applicable, the Party and its Affiliates may not subsequently expand that portion of their business other than pursuant to the exceptions contained in such Sections 2.2 or 3.2.  Except as otherwise provided in this Agreement or the MLP Agreement, each Party and its Affiliates shall be free to engage in any business activity whatsoever, including those that may be in direct competition with the Exmar Entities or the Partnership Group Members.

Section 4.3                                    Enforcement.  Each Party agrees and acknowledges that the other Parties do not have an adequate remedy at law for the breach by any such Party of its covenants and agreements set forth in this Article IV, and that any breach by any such Party of its covenants and agreements set forth in this Article IV would result in irreparable injury to such other Parties.  Each Party further agrees and acknowledges that any other Party may, in addition to the other remedies which may be available to such other Party, file a suit in equity to enjoin such Party from such breach, and consent to the issuance of injunctive relief to enforce the provisions of Article IV of this Agreement.

ARTICLE V
RIGHTS OF FIRST OFFER

Section 5.1                                    Rights of First Offer.

(a)                                 The Partnership Group hereby grants Exmar a right of first offer on any proposed Transfer by any Partnership Group Member of any Five-Year Vessels or any Non-Five-Year Vessels owned or acquired by any Partnership Group Member.  With respect to any such proposed Transfer, the Partnership Group need not offer any particular Five-Year Vessel or Non-Five-Year Vessel to Exmar if Exmar has previously advised the MLP that it does not wish to acquire such vessel.  Such right of first offer is subject to applicable rights of the MLP’s joint venture partners under applicable joint venture agreements.

(b)                                 The Exmar Entities hereby grant the MLP a right of first offer on any proposed Transfer of any Five-Year Vessels owned or acquired by any Exmar Entity.  With respect to any such proposed Transfer, the Exmar Entities need not offer any particular Five-Year Vessel to the MLP if the MLP has previously advised the Exmar Entities that it does not wish to acquire such vessel.  Such right of first offer is subject to applicable rights of the Exmar Entities’ joint venture partners under applicable joint venture agreements.

(c)                                  The Parties acknowledge that all potential Transfers of Five-Year Vessels or Non-Five-Year Vessels pursuant to this Article V are subject to obtaining any and all written consents of governmental authorities and other non-affiliated third parties (including, without limitation, lenders and other providers of financing) and to the terms of all agreements (including, without limitation, debt and other financing arrangements) in respect of such Five-Year Vessels or Non-Five-Year Vessels, as applicable.

Section 5.2                                    Procedures for Rights of First Offer.

(a)                                 In the event that a Partnership Group Member (a “Partnership Transferring Party”) proposes to Transfer any Five-Year Vessel or any Non-Five-Year Vessels (the “Partnership Sale Assets”), prior to engaging in any negotiation for such Transfer with any non-affiliated third party or otherwise offering to Transfer the Partnership Sale Assets to any non-affiliated third party, such Partnership Transferring Party shall give Exmar (a “Partnership Potential Transferee”), written notice setting forth all material terms and conditions (including, without limitation, the purchase price or the terms of the charter agreement and a description of the Partnership Sale Asset(s) on which such Partnership Transferring Party desires to Transfer the Partnership Sale Assets) (a “Partnership Transfer Notice”).

(b)                                 In the event that an Exmar Entity (an “Exmar Transferring Party” and, together with a Partnership Transferring Party, a “Transferring Party”) proposes to Transfer any Five-Year Vessels (the “Exmar Sale Assets” and, together with the Partnership Sale Assets, the “Sale Assets”), prior to engaging in any negotiation for such Transfer with any non-affiliated third party or otherwise offering to Transfer the Exmar Sale Assets to any non-affiliated third party, such Exmar Transferring Party shall give the MLP (an “Exmar Potential Transferee” and, together with a Partnership Potential Transferee, a “Potential Transferee”), written notice setting forth all material terms and conditions (including, without limitation, the purchase price or the terms of the charter agreement and a description of the Exmar Sale Asset(s) on which such Exmar Transferring Party desires to Transfer the Exmar Sale Assets) (an “Exmar Transfer Notice” and, together with a Partnership Transfer Notice, each a “Transfer Notice”).

(c)                                  After delivery of a Transfer Notice, the Transferring Party then shall be obligated to negotiate in good faith for a 30-day period following the delivery by the Transferring Party of the Transfer Notice (the “First Offer Negotiation Period”) to reach an agreement for the Transfer of such Sale Assets to the Potential Transferee or any of its Affiliates on the terms and conditions set forth in the Transfer Notice.  If no such agreement with respect to the Sale Assets is reached during the First Offer Negotiation Period, and the Transferring Party has not Transferred, or agreed in writing to Transfer, such Sale Assets to a third party within 180 calendar days after the end of the First Offer Negotiation Period on terms generally no less favorable to the Transferring Party than those included in the Transfer Notice, then the Transferring Party shall not thereafter Transfer any of the Sale Assets without first offering such assets to the applicable Potential Transferee in the manner provided above.

ARTICLE VI
CARIBBEAN FLNG INTERESTS PURCHASE OPTION

Section 6.1                                    Option to Purchase the Caribbean FLNG Interests.

(a)                                 Exmar hereby grants to the Partnership Group the right and option to purchase, in one or more transactions and subject to no condition, other than as set forth in Section 6.1(b), for fair market value at any time within 24 months following the commencement of the operations of the Caribbean FLNG, all or a portion of the Caribbean FLNG Interests (such interests, the “Applicable Caribbean FLNG Interests”).  For the avoidance of doubt, if the Partnership Group purchases a portion, but not all, of the Caribbean FLNG Interests in accordance with this Article VI, the Partnership Group has the right and option to purchase, in one or more transactions and subject to no condition other than as set forth in Section 6.1(b), for fair market value at any time within 24 months following the commencement of the operations of the Caribbean FLNG with Pacific Rubiales Energy Corp., all or a portion of the remaining Caribbean FLNG Interests.

(b)                                 The Parties acknowledge that the potential transfer of the Applicable Caribbean FLNG Interests pursuant to this Article VI is subject to obtaining any and all written consents of governmental authorities and other third parties including providers of financing and other holders of security interests in the Applicable Caribbean FLNG Interests, and to the terms of all agreements in respect of the Applicable Caribbean FLNG Interests including, without limitation, (i) any rights of first refusal of the parties to such agreements to purchase the Applicable Caribbean FLNG Interests and (ii) any rights of lenders or other providers of financing.  Exmar hereby covenants and agrees to use its reasonable efforts to obtain any such consents required to be obtained by it in connection with the transfer of the Applicable Caribbean FLNG Interests pursuant to this Article VI.

Section 6.2                                    Procedures.

(a)                                 Not later than 30 calendar days after the date on which the Caribbean FLNG commences operation with Pacific Rubiales Energy Corp., Exmar shall notify the Board and offer the Board the opportunity to cause any Partnership Group Member to purchase the Applicable Caribbean FLNG Interests for their fair market value pursuant to Section 6.1(a).

(b)                                 If a Partnership Group Member decides to exercise the option to purchase the Applicable Caribbean FLNG Interests, it will provide, within 30 days of receipt of notice pursuant to Section 6.2(a), written notice to Exmar of such exercise, the fair market value it proposes to pay for the Applicable Caribbean FLNG Interests, and the other material terms of the purchase.  The decision to purchase the Applicable Caribbean FLNG Interests, the fair market value to be paid for the Applicable Caribbean FLNG Interests, and the other terms of the purchase shall be approved by the Conflicts Committee.  If the Partnership Group Member and Exmar are unable to agree on the fair market value of the Applicable Caribbean FLNG Interests and/or the other material terms, the Partnership Group Member and Exmar shall engage a mutually-agreed-upon investment banking firm, ship broker or other expert advisor to determine the fair market value of the Applicable Caribbean FLNG Interests and/or the other material terms on which the Partnership Group Member and Exmar are unable to agree.  In determining the fair market value of the Applicable Caribbean FLNG Interests and/or the other material terms on which the Applicable Caribbean FLNG Interests are to be sold, the investment banking firm, ship broker or other expert advisor, as applicable, will have access to the proposed sale and purchase values and terms for the offer submitted by the Partnership Group Member and Exmar, respectively, and to all information prepared by or on behalf of the Partnership Group Member and Exmar with respect to the Applicable Caribbean FLNG Interests and reasonably requested by such investment banking firm, ship broker or other expert advisor.  Such investment banking firm, ship broker or other expert advisor will determine the fair market value of the Applicable Caribbean FLNG Interests and/or the other terms on which the Partnership Group Member and Exmar are unable to agree within 30 calendar days of its engagement and furnish the Partnership Group Member and Exmar its determination.  The fees and expenses of the investment banking firm, ship broker or other expert advisor, as applicable, will be divided equally between the Partnership Group Member and Exmar.  Upon receipt of such determination, the Partnership Group Member will have the option, but not the obligation to purchase the Applicable Caribbean FLNG Interests for the fair market value and on the other terms, which include those specified in Section 6.2(c)(i) through Section 6.2(c)(vi), as determined by the investment banking firm, ship broker or other expert advisor, as soon as commercially practicable after determinations have been made.

(c)                                  If a Partnership Group Member chooses to exercise its option to purchase the Applicable Caribbean FLNG Interests under Section 6.2(a), the applicable parties shall enter into a purchase and sale agreement for the purchase and sale of the Applicable Caribbean FLNG Interests pursuant to which Exmar shall be obligated to sell the Applicable Caribbean FLNG Interests to the Partnership Group Member and the Partnership Group Member shall be obligated to purchase the Applicable Caribbean FLNG Interests from Exmar.  The terms of the purchase and sale agreement will include the following:

(i)                                     the Partnership Group Member will deliver a cash purchase price (unless the Partnership Group Member and Exmar agree that the consideration will be paid by means of equity of the MLP, an interest-bearing promissory note or other form of consideration);

(ii)                                  the Partnership Group will be entitled to the benefit of the indemnification contained in Article VIII of this Agreement for the remaining term of such indemnification with respect to events or conditions associated with the operation of the Caribbean FLNG and occurring before the date of acquisition of the Applicable Caribbean FLNG Interests by the Partnership Group Member; provided, however, that the remaining term of any such indemnification with respect to the Caribbean FLNG shall be deemed to be not less than three (3) years from the closing date of the acquisition of the Applicable Caribbean FLNG Interests by the Partnership Group Member;

(iii)                               Exmar will provide customary representations and warranties with respect to title to the Applicable Caribbean FLNG Interests and any other such matters as the Partnership Group Member may approve, which approval will not be unreasonably withheld;

(iv)                              Exmar will grant to the Partnership Group Member the right, exercisable at the Partnership Group Member’s risk and expense, to make such surveys, tests and inspections of the Caribbean FLNG as the Partnership Group Member may deem desirable, so long as such surveys, tests or inspections do not damage the Caribbean FLNG or interfere with the activities of the Exmar Entities or Pacific Rubiales Energy Corp. thereon and so long as the Partnership Group Member has furnished Exmar with evidence that adequate liability insurance is in full force and effect;

(v)                                 the Partnership Group Member will have the right to terminate its obligation to purchase the Applicable Caribbean FLNG Interests under this Article VI and the related purchase and sale agreement if the results of any searches, surveys, tests or inspections conducted pursuant to paragraph (iv) above are, in the reasonable opinion of the Partnership Group, unsatisfactory; and

(vi)                              neither Exmar nor the applicable Partnership Group Member shall have any obligation to sell or buy the Applicable Caribbean FLNG Interests if any of the consents referred to in Section 6.1(b) above have not been obtained.

(d)                                 If the Board, on behalf of a Partnership Group Member, chooses or is deemed to have chosen not to exercise its option to purchase all of the Caribbean FLNG Interests within 24 months following the commencement of the operations of the Caribbean FLNG with Pacific Rubiales Energy Corp., all future rights to purchase any of the Caribbean FLNG Interests by the Partnership Group will be extinguished.

ARTICLE VII
EXCEL INTERESTS PURCHASE OPTION

Section 7.1                                    Option to Purchase the Excel Interests.

(a)                                 Exmar hereby grants to the Partnership Group the unconditional right and option to purchase for fair market value at any time within 24 months following the commencement of a charter for the Excel with an initial term of five or more years, the Excel Interests.

(b)                                 The Parties acknowledge that the potential transfer of the Excel Interests pursuant to this Article VII is subject to obtaining any and all written consents of governmental authorities and other third parties and to the terms of all agreements existing as of the date hereof in respect of the Excel Interests including, without limitation, any rights of first refusal of the parties to such agreements to purchase the Excel Interests.  Exmar hereby covenants and agrees to use its reasonable efforts to obtain any such consents required to be obtained by it in connection with the transfer of the Excel Interests pursuant to this Article VII.

Section 7.2                                    Procedures.

(a)                                 Not later than 30 calendar days after the date on which the Excel commences operations under a charter with an initial term of five or more years, Exmar shall notify the Board and offer the Board the opportunity to cause any Partnership Group Member to purchase the Excel Interests for its fair market value pursuant to Section 7.1(a).

(b)                                 If a Partnership Group Member decides to exercise the option to purchase the Excel Interests, it will provide, within 30 days of receipt of notice pursuant to Section 7.2(a), written notice to Exmar of such exercise, the fair market value it proposes to pay for the Excel Interests, and the other material terms of the purchase.  The decision to purchase the Excel Interests, the fair market value to be paid for the Excel Interests, and the other terms of the purchase shall be approved by the Conflicts Committee.  If the Partnership Group Member and Exmar are unable to agree on the fair market value of the Excel Interests and/or the other material terms, the Partnership Group Member and Exmar shall engage a mutually-agreed-upon investment banking firm, ship broker or other expert advisor to determine the fair market value of the Excel Interests and/or the other material terms on which the Partnership Group Member and Exmar are unable to agree.  In determining the fair market value of the Excel Interests and/or the other material terms on which the Excel Interests are to be sold, the investment banking firm, ship broker or other expert advisor, as applicable, will have access to the proposed sale and purchase values and terms for the offer submitted by the Partnership Group Member and Exmar, respectively, and to all information prepared by or on behalf of the Partnership Group Member and Exmar with respect to the Excel Interests and reasonably requested by such investment banking firm, ship broker or other expert advisor.  Such investment banking firm, ship broker or other expert advisor will determine the fair market value of the Excel Interests and/or the other terms on which the Partnership Group Member and Exmar are unable to agree within 30 calendar days of its engagement and furnish the Partnership Group Member and Exmar its determination.  The fees and expenses of the investment banking firm, ship broker or other expert advisor, as applicable, will be divided equally between the Partnership Group Member and Exmar.  Upon receipt of such determination, the Partnership Group Member will have the option, but not the obligation to purchase the Excel Interests for the fair market value and on the other terms, including those specified in Section 7.2(c)(i) through Section 7.2(c)(vi), as determined by the investment banking firm, ship broker or other expert advisor, as soon as commercially practicable after determinations have been made.

(c)                                  If a Partnership Group Member chooses to exercise its option to purchase the Excel Interests under Section 7.2(b), the applicable parties shall enter into a purchase and sale agreement for the purchase and sale of the Excel Interests pursuant to which Exmar shall be obligated to sell the Excel Interests to the Partnership Group Member and the Partnership Group Member shall be obligated to purchase the Excel Interests from Exmar.  The terms of the purchase and sale agreement will include the following:

(i)                                     the Partnership Group Member will deliver a cash purchase price (unless the Partnership Group Member and Exmar agree that the consideration will be paid by means of equity of the MLP, an interest-bearing promissory note or other form of consideration);

(ii)                                  the Partnership Group will be entitled to the benefit of the indemnification contained in Article VIII of this Agreement for the remaining term of such indemnification with respect to events or conditions associated with the operation of the Excel and occurring before the date of acquisition of the Excel Interests by the Partnership Group Member; provided, however, that the remaining term of any such indemnification with respect to the Excel shall be deemed to be not less than three (3) years from the closing date of the acquisition of the Excel Interests by the Partnership Group Member;

(iii)                               Exmar will provide customary representations and warranties with respect to title to the Excel Interests and any other such matters as the Partnership Group Member may approve, which approval will not be unreasonably withheld;

(iv)                              Exmar will grant to the Partnership Group Member the right, exercisable at the Partnership Group Member’s risk and expense, to make such surveys, tests and inspections of the Excel as the Partnership Group Member may deem desirable, so long as such surveys, tests or inspections do not damage the Excel or interfere with the activities of the Exmar Entities or the charterer of the Excel thereon and so long as the Partnership Group Member has furnished Exmar with evidence that adequate liability insurance is in full force and effect;

(v)                                 the Partnership Group Member will have the right to terminate its obligation to purchase the Excel Interests under this Article VII and the related purchase and sale agreement if the results of any searches, surveys, tests or inspections conducted pursuant to paragraph (iii) above are, in the reasonable opinion of the Partnership Group, unsatisfactory; and

(vi)                              neither Exmar nor the applicable Partnership Group Member shall have any obligation to sell or buy the Excel Interests if any of the consents referred to in Section 7.1(b) above have not been obtained.

(d)                                 If the Board, on behalf of a Partnership Group Member, chooses or is deemed to have chosen not to exercise its option to purchase the Excel Interests at the price determined by the investment banking firm, ship broker or other expert advisor under Section 7.2(b), all future rights to purchase any of the Excel Interests by the Partnership Group will be extinguished.

ARTICLE VIII
INDEMNIFICATION

Section 8.1                                    Exmar Indemnification.  Subject to the provisions of Section 8.2, Exmar shall indemnify, defend and hold harmless the Partnership Group from and against: (a) Losses to the Partnership Group arising from (i) the failure of the Partnership Group, immediately after the Closing Date, to be the owner of such valid leasehold interests or fee ownership interests in and to the assets contributed by the Exmar Entities to the Partnership Group prior to or on the Closing Date (the “Contribution Assets”) as are necessary to enable the Partnership Entities to own and operate the Contribution Assets in substantially the same manner that the Contribution Assets were owned and operated by the Exmar Entities immediately prior to the respective dates on which each such Contribution Asset was acquired by the Partnership Entities or (ii) the failure of the Partnership Entities to have by the Closing Date any consent or governmental permit necessary to allow the Partnership Entities to own or operate the Contribution Assets in substantially the same manner that the Contribution Assets were owned and operated by the Exmar Entities immediately prior to the respective dates on which each such Contribution Asset was acquired by the Partnership Entities, in each of clauses (i) and (ii) above, to the extent that Exmar is notified by the MLP of such Losses within three (3) years after the Closing Date; and (b) all federal, state, foreign and local income tax liabilities attributable to the operation of the Contribution Assets prior to the Closing Date, including any such income tax liabilities of the Exmar Entities that may result from the consummation of the formation transactions for the Partnership Group and the MLP, but excluding any federal, state, foreign and local income taxes reserved on the books of the Partnership Group on the Closing Date.

Section 8.2                                    Indemnification Procedures.

(a)                                 The Partnership Group Members agree that within a reasonable period of time after they become aware of facts giving rise to a claim for indemnification pursuant to Section 8.1, they will provide notice thereof in writing to Exmar specifying the nature of and specific basis for such claim.

(b)                                 Exmar shall have the right to control all aspects of the defense of (and any counterclaims with respect to) any claims brought against the Partnership Group that are covered by the indemnification set forth in Section 8.1, including, without limitation, the selection of counsel, determination of whether to appeal any decision of any court and the settling of any such matter or any issues relating thereto; provided, however, that no such settlement shall be entered into without the consent (which consent shall not be unreasonably withheld) of the Partnership Group unless it includes a full release of the Partnership Group from such matter or issues, as the case may be.

(c)                                  The Partnership Group Members agree to cooperate fully with Exmar with respect to all aspects of the defense of any claims covered by the indemnification set forth in Section 8.1, including, without limitation, the prompt furnishing to Exmar of any correspondence or other notice relating thereto that the Partnership Group may receive, permitting the names of the members of the Partnership Group to be utilized in connection with such defense, the making available to Exmar of any files, records or other information of the Partnership Group that Exmar considers relevant to such defense and the making available to Exmar of any employees of the Partnership Group; provided, however, that in connection therewith Exmar agrees to use reasonable efforts to minimize the impact thereof on the operations of the Partnership Group and further agrees to maintain the confidentiality of all files, records and other information furnished by a Partnership Group Member pursuant to this Section 8.2.  In no event shall the obligation of the Partnership Group to cooperate with Exmar as set forth in the immediately preceding sentence be construed as imposing upon the Partnership Group an obligation to hire and pay for counsel in connection with the defense of any claims covered by the indemnification set forth in this Article VIII; provided, however, that the Partnership Group Members may, at their own option, cost and expense, hire and pay for counsel in connection with any such defense.  Exmar agrees to keep any such counsel hired by the Partnership Group reasonably informed as to the status of any such defense (including providing such counsel with such information related to any such defense as such counsel may reasonably request) but Exmar shall have the right to retain sole control over such defense.

In determining the amount of any Loss for which any of the members of the Partnership Group is entitled to indemnification under this Agreement, the gross amount of the indemnification will be reduced by (i) any insurance proceeds realized by the Partnership Group, and such correlative insurance benefit shall be net of any incremental insurance premium that becomes due and payable by the Partnership Group as a result of such claim, and (ii) all amounts recovered by the Partnership Group under contractual indemnities from third Persons.  The Partnership Group hereby agrees to use commercially reasonable efforts to realize any applicable insurance proceeds or amounts recoverable under such contractual indemnities; provided, however, that the costs and expenses (including, without limitation, court costs and reasonable attorneys’ fees) of the Partnership Group in connection with such efforts shall be promptly reimbursed by Exmar in advance of any determination of whether such insurance proceeds or other amounts will be recoverable.

ARTICLE IX
MISCELLANEOUS

Section 9.1                                    Choice of Law; Submission To Jurisdiction.  This Agreement shall be subject to and governed by the laws of the State of New York.  Each party hereby submits to the jurisdiction of the state and federal courts located in the State of New York and to venue in New York, New York.

Section 9.2                                    Notice.  All notices, requests or consents provided for or permitted to be given pursuant to this Agreement must be in writing and must be given by depositing the same in the mail, addressed to the Person to be notified, postpaid, and registered or certified with return receipt requested or by delivering such notice in person or by private-courier, prepaid, or by telecopier to such party.  Notice given by personal delivery or mail shall be effective upon actual receipt.  Couriered notices shall be deemed delivered on the date the courier represents that delivery will occur.  Notice given by telecopier shall be effective upon actual receipt if received during the recipient’s normal business hours, or at the beginning of the recipient’s next business day after receipt if not received during the recipient’s normal business hours.  All notices to be sent to a party pursuant to this Agreement shall be sent to or made at the address set forth below such party’s signature to this Agreement, or at such other address as such party may stipulate to the other parties in the manner provided in this Section 9.2.

Section 9.3                                    Entire Agreement.  This Agreement constitutes the entire agreement of the parties relating to the matters contained herein, superseding all prior contracts or agreements, whether oral or written, relating to the matters contained herein.

Section 9.4                                    Termination.  Upon a Change of Control of the General Partner or of the MLP, the provisions of Articles II, III, IV and V of this Agreement and Section 8.1 shall terminate immediately.  Upon a Change of Control of Exmar, the provisions of Articles II, III, IV and V of this Agreement applicable to Exmar shall terminate at the time that is the later of (i) the date on which all of the MLP’s outstanding subordinated units have converted to common units of the MLP and (ii) the date of the Change of Control of Exmar. On the date on which a majority of the Board ceases to consist of directors that were (i) appointed by the General Partner prior to the first annual meeting of unitholders of the MLP and (ii) recommended for election to the board of directors of the MLP by a majority of the MLP’s Appointed Directors (as defined in the MLP Agreement), the provisions of Articles II, VI and VII and, to the extent applicable to any Exmar Entities, Sections 5.1(b) and 5.2(b) shall terminate immediately.

Section 9.5                                    Waiver; Effect of Waiver or Consent.  Any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto or (b) waive compliance with any agreement or condition contained herein.  Except as otherwise specifically provided herein, any such extension or waiver shall be valid only if set forth in a written instrument duly executed by the party or parties to be bound thereby; provided, however, that the MLP may not, without the prior approval of the Conflicts Committee, agree to any extension or waiver of this Agreement that, in the reasonable discretion of the Board, will adversely affect the holders of common units of the MLP.  No waiver or consent, express or implied, by any party of or to any breach or default by any Person in the performance by such Person of its obligations hereunder shall be deemed or construed to be a waiver or consent of or to any other breach or default in the performance by such Person of the same or any other obligations of such Person hereunder.  Failure on the part of a party to complain of any act of any Person or to declare any Person in default, irrespective of how long such failure continues, shall not constitute a waiver by such party of its rights hereunder until the applicable statute of limitations period has run.

Section 9.6                                    Amendment or Modification.  This Agreement may be amended or modified from time to time only by the written agreement of all the parties hereto; provided, however, that the MLP may not, without the prior approval of the Conflicts Committee, agree to any amendment or modification of this Agreement that, in the reasonable discretion of the Board, will adversely affect the holders of common units of the MLP.

Section 9.7                                    Assignment.  No party shall have the right to assign its rights or obligations under this Agreement without the consent of the other parties hereto.

Section 9.8                                    Counterparts.  This Agreement may be executed in any number of counterparts with the same effect as if all signatory parties had signed the same document.  All counterparts shall be construed together and shall constitute one and the same instrument.

Section 9.9                                    Severability.  If any provision of this Agreement or the application thereof to any Person or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

Section 9.10                             Gender, Parts, Articles and Sections.  Whenever the context requires, the gender of all words used in this Agreement shall include the masculine, feminine and neuter, and the number of all words shall include the singular and plural.  All references to Article numbers and Section numbers refer to Articles and Sections of this Agreement.

Section 9.11                             Further Assurances.  In connection with this Agreement and all transactions contemplated by this Agreement, each signatory party hereto agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and all such transactions.

Section 9.12                             Withholding or Granting of Consent.  Each party may, with respect to any consent or approval that it is entitled to grant pursuant to this Agreement, grant or withhold such consent or approval in its sole and uncontrolled discretion, with or without cause, and subject to such conditions as it shall deem appropriate.

Section 9.13                             Laws and Regulations.  Notwithstanding any provision of this Agreement to the contrary, no party to this Agreement shall be required to take any act, or fail to take any act, under this Agreement if the effect thereof would be to cause such party to be in violation of any applicable law, statute, rule or regulation.

Section 9.14                             Negotiation of Rights of Exmar, Limited Partners, Assignees and Third Parties.  The provisions of this Agreement are enforceable solely by the parties to this Agreement, and no shareholder of Exmar and no limited partner, member, assignee or other Person of the MLP shall have the right, separate and apart from Exmar or the MLP, as applicable, to enforce any provision of this Agreement or to compel any party to this Agreement to comply with the terms of this Agreement.  Exmar is entitled to enforce the rights on behalf of any Exmar Entity, and the MLP is entitled to enforce the rights on behalf of any Partnership Group Member.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed this Agreement on, and effective as of, the Closing Date.

EXMAR NV

By:
Name:
Title:

Address for Notice:
De Gerlachekaai 20
2000, Antwerpen, Belgium
Phone:	+32 3 247 5611
Fax:	+32 3 248 2740
Attention: [•]

EXMAR ENERGY PARTNERS LP

By:
Name:
Title:

Address for Notice:
Room 3206, 32nd Floor
Lippo Center, Tower Two
N° 89 Queensway
Hong Kong
Phone:	+852 2861 9668
Fax:	[•]
Attention: [•]

[Signature Page to Omnibus Agreement]

EXMAR GENERAL PARTNER LIMITED

By:
Name:
Title:

Address for Notice:
Room 3206, 32nd Floor
Lippo Center, Tower Two
N° 89 Queensway
Hong Kong
Phone:	+852 2861 9668
Fax:	[•]
Attention: [•]

EXMAR ENERGY HONG KONG LTD.

By:
Name:
Title:

Address for Notice:
Room 3206, 32nd Floor
Lippo Center, Tower Two
N° 89 Queensway
Hong Kong
Phone:	+852 2861 9668
Fax:	[•]
Attention: [•]

[Signature Page to Omnibus Agreement]